 Invesco Joint Filing Agreement
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) (l) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached Schedule 13G, and any and all amendments thereto, and expressly authorize Invesco Ltd., as the ultimate parent company of each of its undersigned subsidiaries, to file such Schedule 13G, and any and all amendments thereto, on behalf of each of them.

Dated: 05/04/2020

Invesco Ltd.
By: /s/ Robert R. Leveille
Name: Robert R. Leveille
Title: Global Assurance Officer

Invesco Advisers, Inc.
By: /s/ Todd F. Kuehl
Name: Todd F. Kuehl
Title: Chief Compliance Officer

Invesco Canada Ltd.
By: /s/ Kate Archibald
Name: Kate Archibald
Title: SVP, Head of Compliance, and Chief Compliance Officer

Invesco Trust Company
By: /s/ Odeh Stevens
Name: Odeh Stevens
Title: Authorized Signatory

Invesco Hong Kong Limited
By: /s/ Lee Siu Mei
Name: Lee Siu Mei
Title: Authorized Signatory

Invesco Hong Kong Limited
By: /s/ Pang Sin Chu
Name: Pang Sin Chu
Title: Authorized Signatory

Invesco Asset Management Deutschland GmbH
By: /s/ Stephanie Ehrenfried
Name: Stephanie Ehrenfried
Title: Head of Legal Continental Europe & Cross-Border Funds

Invesco Asset Management Limited
By: /s/ Chris Edge
Name: Chris Edge
Title: Director of UK Compliance

Invesco Asset Management S.A.
By: /s/ Laurent Vitel-Lepinay
Name: Laurent Vitel-Lepinay
Title: Deputy CEO

Invesco Asset Management S.A.
By: /s/ Bernard Aybran
Name: Bernard Aybran
Title: Multi-Management CIO

Invesco Management S.A.
By: /s/ Peter Carroll
Name: Peter Carroll
Title: Head EMEA Delegation Oversight

Invesco Taiwan Limited
By: /s/ Jacky Hsiao
Name: Jacky Hsiao
Title: General Manager

Invesco Asset Management (Japan) Limited
By: /s/ Tsuyoshi Mochiyama
Name: Tsuyoshi Mochiyama
Title: Head of Compliance

Invesco Asset Management Singapore Limited
By: /s/ Lee Siu Mei
Name: Lee Siu Mei
Title: Authorized Signatory

Invesco Asset Management Singapore Limited
By: /s/ Pang Sin Chu
Name: Pang Sin Chu
Title: Authorized Signatory

Invesco Capital Management, LLC
By: /s/ Melanie Zimdars
Name: Melanie Zimdars
Title: CCO, ICM & ETFs

Invesco Investment Advisers, LLC
By: /s/ Trisha B Hancock
Name: Trisha B Hancock
Title: CCO, Broker-Dealers and UITs

Invesco Australia Ltd.
By: /s/ Joslyn Telford
Name: Joslyn Telford
Title: Senior Compliance Manager

Invesco Private Capital, Inc.
By: /s/ Josh E Levit
Name: Josh E Levit
Title: Chief Compliance Officer